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                                                                   EXHIBIT 10.15


                                SOUTHDOWN, INC.
                 KEY EMPLOYEE SECURITY OPTION PLAN (KEYSOP(TM))





Effective Date of Plan: December 30, 1997
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                                SOUTHDOWN, INC.
                 KEY EMPLOYEE SECURITY OPTION PLAN (KEYSOP(TM))

                               Table of Contents

Article                                                                                                              Page
                 Preamble                                                                                               1

I                Definitions                                                                                            1

II               Award of Options                                                                                       3

III              Exercise of Options                                                                                    5

IV               Amendment or Termination                                                                               6

V                Administration                                                                                         7

VI               Trust Provisions                                                                                       9

VII              Miscellaneous                                                                                          9





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                                SOUTHDOWN, INC.
                 KEY EMPLOYEE SECURITY OPTION PLAN (KEYSOP(TM))

                                    Preamble

         Southdown, Inc. (the "Employer") hereby establishes the Southdown, Inc. Key Employee Security Option Plan(TM) (the "Plan"), effective as of the date specified herein. The purpose of the Plan is to provide a vehicle for the payment of compensation (either salary or bonuses) otherwise payable to the participating key executives of the Employer, commensurate with their contributions to the success of the Employer's activities, in a form that will provide incentives and rewards for meritorious performance and encourage the recipients' continuance as employees of the Employer. The Plan is intended to be a nonqualified stock option plan within the meaning of Section 83 of the Internal Revenue Code, and is not intended to be covered by the provisions of the Employee Retirement Income Security Act of 1974.

                                   ARTICLE I

                                  Definitions

         As used in this Plan, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:

         1.1 "Beneficiary" means the person or persons designated by a Participant, or otherwise entitled, to exercise Options after a Participant's death.

         1.2 "Code" means the Internal Revenue Code of 1986, any amendments thereto, and any regulations or rulings issued thereunder.

         1.3 "Committee" means the committee appointed in accordance with
Section 5.1 to determine awards of Options and administer the Plan.

         1.4 "Designated Property" means shares of regulated investment companies or any other property (not including cash, cash equivalents, or securities of the Employer) designated by the Committee as subject to purchase through the exercise of an Option.

         1.5 "Effective Date" means December 30, 1997.

         1.6 "Employee" means any individual who is employed by the Employer.

         1.7 "Employer" means Southdown, Inc., and any successor thereto.

         1.8 "Exercise Price" means the price that a Participant must pay in order to exercise an Option.





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         1.9 "Grant Date" means, with respect to any Option, the date on which an Option is awarded to the Participant.

         1.10 "Key Employee" means an Employee who is classified in a salary grade 16 or above.

         1.11 "Option" means the right of a Participant, granted by the Employer in accordance with the terms of this Plan, to purchase Designated Property from the Employer at the Exercise Price established under Section 2.5.

         1.12 "Option Agreement" means an agreement to be executed by the Employer and by a Participant to whom Options have been awarded, acknowledging the issuance of the Options and setting forth any terms that are not specified in this Plan.

         1.13 "Participant" means any Key Employee who has received an award of Options in accordance with Section 2.4 and whose Options have not been completely exercised. After a Participant's death, his Beneficiary is considered to be a Participant to the extent necessary to facilitate the exercise of any Options that continue to be exercisable under the terms of the Plan. In the event of a Participant's disability or other legal incapacity, the Participant's legal representative is considered to be a Participant to the extent necessary to facilitate the exercise of any Options that are or become exercisable under the terms of the Plan.

         1.14 "Plan" means the Southdown, Inc. Key Employee Security Option Plan(TM), as set forth herein and as from time to time amended.

         1.15 "Plan Year" means the operating year of the Plan, which ends on December 31.

         1.16 "Trust" means the trust that may be established pursuant to
Article VI to hold the Designated Property that is subject to purchase through the exercise of an Option.

         1.17 "Trust Agreement" means an agreement setting forth the terms of the Trust established pursuant to Article VI.

         1.18 "Trust Fund" means the Designated Property that is held in the Trust.

         1.19 "Trustee" means the persons or institution acting as trustee of the Trust.

         1.20 Rules of construction

         1.20.1 Governing law. This Plan and any Options or Option Agreements hereunder shall be governed by and construed and interpreted according to the laws of the State of Texas without regard to the choice of law principles of such state.





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         1.20.2 Headings. The headings of Articles, Sections and Subsections are for reference only and are not to be utilized in construing the Plan.

         1.20.3 Gender. Unless clearly inappropriate, all pronouns of whatever gender refer indifferently to persons or objects of any gender.

         1.20.4 Singular and plural. Unless clearly inappropriate, singular terms refer also to the plural number and vice versa.

         1.20.5 Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.

                                   ARTICLE II

                                Award of Options

         2.1 Form. Awards under the Plan shall be in the form of Options.

         2.2 Eligibility for awards. Awards of Options in any Plan Year may be made only to an Employee who was a Key Employee at any time during the month of December immediately preceding such Plan Year.

         2.3 Powers of Committee. Within the limits of the express provisions of the Plan, the Committee shall determine: (i) the eligibility of Key Employees to whom awards hereunder may be granted, (ii) the time during which such awards must be requested, (iii) the time or times at which such awards shall be granted, (iv) the form and amount of the awards, including the form of any Option Agreement, and (v) the limitations, restrictions and conditions applicable to any such request or award. In making such determinations, the Committee may take into account such factors as the Committee in its discretion shall deem relevant. These powers notwithstanding, the Committee shall not grant awards in excess of the amount requested by a Key Employee. Furthermore, the Committee may not grant an award to any Key Employee failing to make a timely request.

         2.4 Procedure for awarding Options. The request to receive Options shall be made by the eligible Key Employee in writing, signed by such Key Employee, and delivered to the Committee during the time specified by the Committee for such actions. With respect to awards of Options granted as performance bonuses, such requests must be made on or before November 15 prior to the Plan Year in which such awards of Options are granted. However, with respect to awards of Options granted as performance bonuses to be paid during calendar year 1998, such requests must be made prior to the Effective Date. With respect to all other awards of Options, such requests must be made prior to the first day of the Plan Year in which the awards are





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earned. A request for an award of Options delivered to the Committee hereunder may not be revoked by the requesting Key Employee after the deadline above for making such requests. The Committee shall determine Options to be awarded to eligible Key Employees and shall notify affected Key Employees of such determinations. The Committee, however, is not obligated to grant any award requested. No Committee member may take part in any way in determining the amount of any award of Options to himself. Awards become effective upon the Grant Date. Awards may be made at any time on or after the Effective Date and prior to the termination of the Plan.

         2.5 Selection of Designated Property and Establishment of Exercise Price. When an Option is awarded, the Committee will specify in the Option Agreement, among other things, the Designated Property that may be purchased by exercise of the Option and the Exercise Price. Unless otherwise specified in a particular Option Agreement, the Exercise Price will equal seventy percent (70%) of the fair market value of the Designated Property as reasonably determined by the Committee.

         2.6 Held in Trust. As soon as practicable after the grant of an Option, the Employer will acquire and contribute to the Trust Designated Property having a fair market value on the date of contribution of no less than 30 percent of the Option award. At the time of contribution to the Trust, Designated Property must:

          (a) not be subject to any security interest, whether or not perfected, or to any option or contract under which any other person may acquire any interest in it, except as otherwise provided in
         Section 6.2; and

          (b) be readily tradable on an established market or consist wholly of interests in property that is readily tradable on an established market.

         2.7 Effect of dividends and distributions with respect to Designated Property. The Employer agrees, whenever any dividend or other distribution is paid on the Designated Property that is held in the Trust, to reinvest all said dividends and distributions in additional property of the same kind (or as nearly the same kind as feasible, if property of the same kind is not available). Any property acquired through this investment or reinvestment will immediately be subject to the same Option as provided for the purchase of the Designated Property from which the dividends or distributions arose. Such property acquired thereafter through reinvestment shall be referred to and treated as Designated Property.

         2.8 Substitution of other property for Designated Property. At any time after the grant of an Option, the Committee may, in its discretion, after consultation with the Participant substitute other property of equal value for Designated Property subject to that Option. After substitution, such Option shall not be exercisable for six months or the period specified in the Option Agreement, whichever is later.

                                      4

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                                  ARTICLE III

                              Exercise of Options

         3.1 Period for exercise of Options. Options may be exercised by a Participant at any time during the period beginning six months after the Grant Date and ending on the earliest of:

         (a) the expiration of fifteen (15) years from the date of the Grant Date, or such earlier date specified in the Option Agreement, or

         (b) the expiration of 180 days after the termination of employment of the Participant with the Employer for any reason other than
                 (i) death, (ii) disability of the Participant while in the employment of the Employer, or (iii) retirement of the Participant, and immediate commencement of benefits, under or in accordance with the Employer's qualified defined benefit pension plan in which such Participant is then participating.

         3.2 Procedure for exercising Option. A Participant may exercise an Option by giving written notice to the Committee, specifying the date of exercise, tendering payment, in cash or other property acceptable to the Employer, of the applicable Exercise Price and making arrangements with the Employer for the withholding of applicable taxes.

         3.3 Inalienability of Options. No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. A Option may be exercised only by a Participant during his or her lifetime or by his or her estate or the person who acquires the right to exercise such Option upon his or her death by bequest or inheritance.

         3.4 Delivery of Designated Property. On the date of exercise, or as soon as practicable thereafter (but in no event later than five business days after the date notice of exercise is received by the Committee), and conditioned on receipt of payment of the Exercise Price, the Employer will deliver or cause to be delivered the Designated Property then being purchased to the Participant or, if applicable, the Participant's Beneficiary as designated in Section 3.6. In the event that the listing, registration or qualification of the Option or the Designated Property on any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the exercise of the Option, then the Option will be deemed not to be exercised until such listing, registration, qualification, consent or approval has been effected or obtained.

         3.5 Tax Withholding. Whenever Designated Property is to be delivered upon exercise of





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an Option under the Plan, the Employer will require as a condition of such delivery (a) the cash payment by the Participant of an amount sufficient to satisfy all federal, state and local tax withholding requirements related thereto, (b) the withholding of such amount from any Designated Property to be delivered to the Participant, (c) the withholding of such amount from compensation otherwise due to the Participant, or (d) any combination of the foregoing, at the election of the Participant with the consent of the Employer. Such election will be made before the date on which the amount of tax to be withheld is determined by the Employer, and such election will be irrevocable. With the consent of the Employer, the Participant may elect a greater amount of withholding, not to exceed the maximum amount permitted by the Code. Such election will be made at the same time and in the same manner as provided above.

         3.6 Election of Beneficiary.

         3.6.1 Designation or Change of Beneficiary by Participant. When Options are first awarded to a Key Employee, the Committee will send him a Beneficiary designation form, on which he may designate one or more Beneficiaries and successor Beneficiaries. A Participant may change his Beneficiary designation at any time by filing the prescribed form with the Committee. The consent of the Participant's current Beneficiary is not required for a change of Beneficiary, and no Beneficiary has any rights under this Plan except as are provided by its terms. The rights of a Beneficiary who predeceases the Participant who designated him immediately terminate, unless the Participant has specified otherwise.

         3.6.2 Beneficiary if no election is made. Unless a different Beneficiary has been elected in accordance with Section 3.6.1, the Beneficiary of any Participant who is lawfully married on the date of his death is his surviving spouse. The Beneficiary of any other Participant who dies without having designated a Beneficiary is his estate.

                                   ARTICLE IV

                            Amendment or Termination

         4.1 Employer's right to amend or terminate Plan. The Employer's Chief Executive Officer, acting within the scope of his general authority, may on behalf of the Employer, at any time and from time to time, amend, in whole or in part, any of the provisions of this Plan or may terminate it as a whole or with respect to any Participant or group of Participants. Any such amendment is binding upon all Participants and Beneficiaries, the Committee and all other parties in interest. No amendment or termination of the Plan shall directly or indirectly deprive any Participant or Beneficiary of all or any portion of any Option granted prior to such amendment or termination.

         4.2 When amendments take effect. Any amendment or the termination the Plan becomes effective as of the date of such action by the Chief Executive Officer or such later date as he may specify.





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         4.3 Amendment of Options. An Option Agreement may be amended by the
Committee at any time if the Committee determines that an amendment is necessary or advisable as a result of:

          (a) any addition to or change in the Code or any other law or regulation which occurs after the Grant Date and by its terms applies to the Option,

          (b)    any substitutions of Designated Property subject to an Option,

          (c) any Plan amendment or termination pursuant to Section 4.1, provided that the amendment does not materially affect the terms, conditions and restrictions applicable to the Option, or

          (d)    any circumstances not specified in Paragraphs (a), (b), or
                 (c), with the consent of the Participant.

         4.4 Cancellation of Options. An Option Agreement may be canceled by the Committee if the Participant engages in competition with the Employer, as determined by the Committee, without written consent of the Employer. "Competition" shall exist if, in the judgment of the Committee, the Participant directly or indirectly owns, operates, manages, controls or participates in the ownership, management, operation or control of or is employed by, or paid as a consultant or independent contractor by a business which competes or at any time did compete with the Employer in a trade area served by the Employer or its subsidiaries at any time during the term of the Option Agreement, if the Participant continues to be so engaged 60 days after written notice has been given to him. An Option Agreement with respect to any Beneficiary succeeding to the Option Agreement by reason of the death of the Participant may be canceled by the Committee. On the date of such cancellation, or as soon as practicable thereafter, the Participant or Beneficiary, as appropriate, will receive cash or other property equal to the fair market value of the Designated Property less the Exercise Price under the Option Agreement canceled.

                                   ARTICLE V

                                 Administration

         5.1 The Committee. The Plan will be administered by a Committee consisting of one or more persons appointed by the Chief Executive Officer of the Employer. The Committee will act by a majority of its members at the time in office and may take action either by vote at a meeting or by consent in writing without a meeting.

          (a) The Chief Executive Officer may remove any member of the Committee at any time, with or without cause, and may fill any vacancy. If a vacancy occurs, the remaining member or members of the Committee will have full authority to act.





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          (b)    Any member of the Committee may resign by written resignation delivered to the Chief Executive Officer. Any such resignation will become effective upon its receipt by the Chief Executive Officer or on such other date as agreed to by the Chief Executive Officer and the resigning member.

         5.2 Powers of the Committee. In carrying out its duties with respect to the general administration of the Plan, the Committee will have, in addition to any other powers conferred by the Plan or by law, the following powers:

         (a) to determine eligibility to participate in the Plan and eligibility to receive Options;
         (b) to grant Options, and to determine the form, amount and timing of such Options;
         (c) to determine the form, terms and provisions of the Option Agreements, and to modify such Option Agreements as provided in Section 4.3 or cancel such Option Agreements as provided in
                 Section 4.4;
         (d) to substitute Designated Property subject to an Option as provided in Section 2.8;
         (e) to maintain all records necessary for the administration of the Plan;
         (f) to prescribe, amend, and rescind rules for the administration of the Plan to the extent not inconsistent with the terms thereof;
         (g) to appoint such individuals and subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan;
         (h) to employ counsel, investment managers, record keepers, accountants and other consultants to aid in exercising its powers and carrying out its duties under the Plan; and
         (i) to perform any other acts necessary and proper for the conduct of its affairs and the administration of the Plan, except those reserved by the Employer.

         5.3 Determinations by the Committee. The Committee will interpret and construe the Plan, the Options, and the Option Agreements, and its interpretations and determinations will be conclusive and binding on all Participants, Beneficiaries and any other persons claiming an interest under the Plan, Option, or any Option Agreement.

         5.4 Indemnification of the Committee. The Employer will indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of such member's action or failure to act in such capacity, EXPRESSLY INCLUDING EXPENSES AND LIABILITIES ARISING OUT OF SUCH MEMBER'S OWN NEGLIGENCE, but excepting only expenses and liabilities arising out of such member's own willful misconduct or gross negligence.

         (a) Expenses and liabilities against which a member of the Committee is indemnified hereunder will include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the





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                 settlement thereof.

         (b) This right of indemnification will be in addition to any other rights to which any member of the Committee may be entitled.

         (c) The Employer may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of the Employer, with such member's consent which will not be unreasonably withheld.

         5.5 Expenses of the Committee. The members of the Committee will serve without compensation for services as such. All expenses of the Committee will be paid by the Employer.

                                   ARTICLE VI

                                Trust Provisions

         6.1 Establishment of the Trust. A trust may be established to hold all Designated Property contributed by the Employer pursuant to Section 2.6. Any trust so established shall conform substantially to the terms of the model trust set forth in Rev. Proc. 92-64 or any successor thereof. Except as otherwise provided in the Trust Agreement, the Trust will be irrevocable and no portion of the Trust Fund will be used for any purpose other than the delivery of Designated Property pursuant to the exercise of an Option, and the payment of expenses of the Plan and Trust.

         6.2 Trust Status. The Trust is intended to be a grantor trust, within the meaning of section 671 of the Code, of which the Employer is the grantor, and this Plan is to be construed in accordance with that intention. Notwithstanding any other provision of this Plan, the Trust Fund will remain the property of the Employer and will be subject to the claims of its creditors in the event of its bankruptcy or insolvency. No Participant will have any priority claim on the Trust Fund or any security interest or other right superior to the rights of a general creditor of the Employer.

                                  ARTICLE VII

                            Miscellaneous Provisions

         7.1 No Rights of Shareholder. No Participant (or Beneficiary) will be, or will have any of the rights and privileges of, a stockholder with respect to any Designated Property purchasable or issuable upon the exercise of an Option, prior to the date of exercise of such Option.

         7.2 No Right to Continued Employment. Nothing contained in the Plan will be deemed to give any person the right to be retained in the employ of the Employer, or to interfere with the





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right of the Employer to discharge any person at any time without regard to the effect that such discharge will have upon such person's rights or potential rights, if any, under the Plan. The provisions of the Plan are in addition to, and not a limitation on, any rights that a Participant may have against the Employer by reason of any employment or other agreement with the Employer.

         7.3 Notices. No request, direction, revocation or notice will be binding on the Committee until received by the Committee or its designee at the Employer's principal executive offices. Every request, direction, revocation, cancellation, or notice authorized or required by the Plan shall be deemed delivered to the Participant on the date it is personally delivered to the Participant, or three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the payroll records of the Employer.

         IN WITNESS WHEREOF, Southdown, Inc. has caused these presents to be executed by its duly authorized officer this 23rd day of December, 1997.

                                             Southdown, Inc.


                                             By: /s/ Clarence C. Comer
                                                 ----------------------





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